UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 2, 2014

E-WASTE SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54657	26-4018362
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1350 E. Flamingo, #3101, Las Vegas, Nevada 89119 (Address of principal executive offices including zip code)

Registrant’s telephone number, including area code:  650-283-2907

______________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS OBLIGATIONS

Item 1.01 Entry Into Material Definitive Agreement.

On August 1, 2014, E-Waste Systems, Inc (“EWSI”) upon the approval of the Board of Directors pursuant to duly authorized and adopted resolution concluded a series of agreements including that certain Amendment Agreement with Redwood Management, LLC a limited liability company organized under the laws of Florida (“Redwood”) modifying the Loan Agreement and Promissory Note previously entered into with TCA Global Credit Master Fund LP, A Cayman Islands Limited Partnership (“TCA”) effective on December  6, 2013 in the original face amount of $1 Million plus interest thereon (collectively the “TCA Obligations”) and providing that Redwood will assume the TCA Obligations and in connection therewith EWSI executed two Replacement Revolving Notes in the amounts of $135,709.99 and $949,969.94 together with an Amendment Agreement providing for more favorable economic terms and conversions.

EWSI obtained additional working capital and executed a Convertible Promissory Debenture in the face amount of $200,000 and corresponding Agreement between EWSI and Redwood providing for three scheduled advances thereunder.

The foregoing descriptions of the agreements do not purport to be complete and are qualified in their entirety by reference to the full test of the agreements to be provided as Exhibits to the June 30, 2014 Form 10-Q as filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

E-Waste Systems, Inc.

/s/   Martin Nielson
By:  Martin Nielson
Its:  Chief Executive Officer

Date:   August 8, 2014